Exhibit 10.2

SELECT MEDICAL CORPORATION

WELSH, CARSON, ANDERSON & STOWE XII, L.P.

March 22, 2015

MJ Acquisition Corporation
c/o Select Medical Corporation
4717 Gettysburg Road
Mechanicsburg, PA 17088
Attention: Michael E. Tarvin

Project Star

Commitment Letter

Ladies and Gentlemen:

Reference is made to the Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) by and among MJ Acquisition Corporation, a Delaware corporation (“Buyer”), Concentra Inc., a Delaware corporation (the “Company”), and Humana Inc., a Delaware corporation (“Seller”), pursuant to which, upon the terms and subject to the conditions set forth in the Purchase Agreement, Buyer will purchase from Seller 100% of the equity interests of the Company (the “Transaction”). Capitalized or other terms used and not defined herein but defined in the Purchase Agreement will have the meanings ascribed to them in the Purchase Agreement. The parties listed on Schedule A hereto are collectively referred to herein as the “Investors.” Each Investor hereby acknowledges that Seller has entered into the Purchase Agreement in reliance upon, among other things, the Commitments set forth herein.

1.                                      Commitment. This letter agreement confirms the several, and not joint, commitment of each of the Investors, subject to the conditions set forth herein, to purchase, directly or indirectly through one or more intermediate entities or cause an assignee permitted by the terms of Section 3(a) to purchase (provided that, subject to the final sentence of this Section 1 and Section 3(a), no such action shall reduce the amount of such Investor’s Commitment or otherwise affect the obligations of such Investor under this letter agreement), a portion of the equity of Buyer at the Closing for an aggregate purchase price equal to the dollar commitment set forth next to such Investor’s name on Schedule A hereto (each, a “Commitment” and collectively, the “Commitments”) solely for the purpose of funding, and to the extent necessary to fund, the Purchase Price for the Transaction and to pay related expenses (the “Consideration”), it being understood that none of the Investors (together with their permitted assigns) shall under any circumstances be obligated to purchase any equity of Buyer for a purchase price in excess of its respective Commitment. The obligation of each of the Investors (together with its respective permitted assigns) to fund its respective Commitment is subject to (i) the terms of this letter agreement, (ii) the execution and delivery of the Purchase Agreement, (iii) the satisfaction or waiver by Buyer of all of the conditions to Buyer’s obligation to effect the Closing of the Transaction set forth in Section 7.1 and Section 7.3 of the Purchase Agreement (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), and the Buyer is required to complete the Closing pursuant to Section 2.3 of the Purchase Agreement, (iv) (x) the substantially simultaneous consummation of the Closing in accordance with the Purchase Agreement or (y) Seller having irrevocably confirmed in writing to Buyer that if specific performance is granted and the Debt Financing and the financing contemplated by this letter agreement are funded, the Closing will occur and (v) the Debt Financing has been funded or will be funded at the Closing on the terms set forth in the Debt Commitment Letters if the financing contemplated by this letter agreement is funded.  The amount to be funded under this letter agreement will be reduced at or prior to the Closing solely in the event that Buyer does not require all of the Commitments to pay the amounts payable by Buyer at the Closing pursuant to, and in accordance with, the Purchase Agreement (and any related costs and expenses of Buyer) by reason of Buyer having obtained funds from other sources (including Debt Financing sources) that are readily available to Buyer to pay such amounts payable by Buyer at the Closing; provided that, any such reduction in accordance with the foregoing shall be applied in the manner designated by the Investors.

2.                                      Termination. Each Investor’s obligation to fund its Commitment will terminate automatically and immediately upon the earliest to occur of (a) the Closing (at which time all such obligations shall be discharged), (b) the valid termination of the Purchase Agreement pursuant to Article 11 thereof (provided that, for the avoidance of doubt, any purported termination of the Purchase Agreement that is not a valid termination shall not give rise to a termination of this letter agreement pursuant to this Section 2), (c) without limiting any of Seller’s rights against Buyer under the Purchase Agreement, or Section 5(b) of this letter agreement, the commencement of any Action by Seller or the Company or any of their respective Affiliates, or any Person claiming by, through or for the benefit of Seller or the Company or any of their respective Affiliates, against any Buyer Related Party (as defined in the Limited Guarantee), relating to this letter agreement, the Limited Guarantee, the Purchase Agreement or any of the transactions expressly provided hereby or thereby, in each case other than as permitted by Section 5(b) of this letter agreement or any claim seeking an injunction, specific performance or other equitable remedy against Buyer under the Purchase Agreement in accordance with the terms and conditions thereof, and (d) the payment of all amounts due pursuant to the Limited Guarantee executed and delivered by such Investor or its Affiliates as long as such Investor or its Affiliates have not breached a payment obligation under such Limited Guarantee. Upon termination of this letter agreement, the Investors shall not have any further obligations or liabilities hereunder.

3.                                   Assignment; Amendments and Waivers; Entire Agreement.

(a)                                 The rights and obligations under this letter agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto and Seller, and any attempted assignment shall be null and void and of no force or effect. Notwithstanding the foregoing, each Investor may assign all or a portion of its obligations to fund its Commitment to one or more investors (other than Buyer or any Subsidiary thereof), and such Investor’s Commitment hereunder shall be reduced dollar for dollar by any amounts actually contributed by such other investor(s) to Buyer or to any Affiliate of Buyer organized to consummate the transactions contemplated by the Purchase Agreement; provided, however, that any such assignment or transfer shall not relieve any Investor of its obligations under this letter agreement

(including its obligation to fund its Commitment) to the extent not performed by such transferee(s).

(b)                                 This letter agreement may not be amended, and no provision hereof waived or modified, except by an instrument signed by each of the parties hereto and Seller.

(c)                                  Together with the Purchase Agreement and the Limited Guarantee, this letter agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

4.                                      No Third Party Beneficiaries. Except to the extent set forth in Section 5(a) and Section 5(b), this letter agreement shall be binding solely on, and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns, and nothing set forth in this letter agreement shall be construed to confer upon or give to any Person, other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Buyer to enforce, any of the Commitments or any provisions of this letter agreement.

5.                                      Limited Recourse; Enforcement.

(a)                                 Notwithstanding anything that may be expressed or implied in this letter agreement or any document or instrument delivered contemporaneously herewith, Buyer, by its acceptance of the benefits of the Commitments provided herein, covenants, agrees and acknowledges that no Person other than the Investors and their respective permitted assigns shall have any obligation hereunder or in connection with the transactions contemplated hereby and that, notwithstanding that the Investors or any of their respective permitted assigns may be a partnership or limited liability company, it has no rights of recovery against and no recourse hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against any Buyer Related Party (other than the Investors and their respective permitted assigns), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Buyer Related Party (other than Investor or an Investor’s permitted assigns) for any obligations of the Investors or any of their successors or permitted assigns under this letter agreement or any documents or instrument delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation. The Buyer Related Parties are hereby made third party beneficiaries of this Section 5(a) and may rely on and enforce the provisions of this Section 5(a).

(b)              Buyer shall have no right to enforce this letter agreement unless directed to do so by the Investors in their sole discretion or, solely to the extent set forth in the following proviso, Seller; and none of Buyer’s creditors (including Seller) shall have any right to enforce this letter or cause Buyer to enforce this letter; provided, however, that, subject to the terms and conditions of the Purchase Agreement, including, without limitation, Section 12.15(b) thereof,

Seller is hereby made an express third party beneficiary of the rights granted Buyer hereby for the purposes of (a) directly enforcing the obligations of the Investors under this letter agreement through an action for specific performance or (b) seeking specific performance of Buyer’s right to cause the Commitments to be funded hereunder (in each case solely to the extent that Buyer is permitted to enforce the Commitments pursuant to the terms and conditions hereof and Seller is permitted to enforce the Commitments pursuant to Section 12.15(b) of the Purchase Agreement) and in each case for no other purpose (including, without limitation, any claim for monetary damages hereunder).  Subject to the terms and conditions of this letter agreement, Seller shall have the right to enforce the Commitments directly against the Investors in Seller’s own name pursuant to clause (a) of the immediately preceding sentence irrespective of whether Buyer pursues specific performance, it being understood that in no event shall an Investor be required to satisfy its Commitment more than once.

(c)                                  Concurrently with the execution and delivery of this letter agreement, each Investor or an affiliate of each Investor is executing and delivering to Seller the Limited Guarantee (the “Limited Guarantee”) relating to certain of Buyer’s obligations under the Purchase Agreement. Seller’s remedies against (i) the Investors or Buyer for specific performance pursuant to the terms and conditions of Section 5(b) of this letter agreement, (ii) each Investor under the Limited Guarantee and (iii) any Buyer Related Party (as defined in the Limited Guarantee) with respect to any Retained Claim (as defined in the Limited Guarantee) that may be asserted against such Buyer Related Party pursuant to Section 8(a) of the Limited Guarantee shall, and are intended to, be Seller’s sole and exclusive direct or indirect remedies available to Seller and its Affiliates (including the Company) against the Investors and the Buyer Related Parties for any liability, loss, damages or recovery of any kind (including consequential, indirect or punitive damages, and whether at law, in equity or otherwise) arising under or in connection with any liabilities or obligations arising under or in connection with the Purchase Agreement, the Limited Guarantee, this letter agreement, the breach thereof or hereof (whether willfully, intentionally, unintentionally or otherwise) or of the failure of the Transaction to be consummated or otherwise in connection with the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to be made in connection therewith or herewith, including in the event Buyer breaches its obligations under the Purchase Agreement, whether or not such breach is caused by any Investor’s breach of its obligations under this letter agreement.  For the avoidance of doubt, any relief available to Seller under or relating to the Purchase Agreement shall be subject to Section 11.3 and Section 12.15 thereof.

6.                                      Confidentiality. This letter agreement shall be treated as confidential and is being provided to Buyer and Seller solely in connection with the Transaction. This letter agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of each Investor and Seller; provided that (x) no such written consent shall be required for disclosures by Seller to the Company so long as the Company agrees not to use, circulate, quote or otherwise refer to this letter agreement except that the Company may disclose the existence or content of this letter agreement to its Affiliates and its representatives who agree to keep such information confidential on terms substantially identical to the terms contained in this Section 6 and (y) any party hereto may disclose the existence or content of this letter agreement to the extent required by Law or the rules of any self-regulatory organization or securities exchange.

7.                                      Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                                                                                                                                 This letter agreement, including the validity hereof and the rights and obligations of the parties hereunder, all amendments and supplements hereto and the transactions contemplated hereby, and all actions or proceedings (whether at law or in equity, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this letter agreement or the negotiation, execution or performance hereof, shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  Each of the parties hereto irrevocably agrees that any such action or proceeding shall be brought and determined exclusively in any state or federal court within the State of New York in New York County (the “Courts”).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any such action or proceeding in any court other than the Courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) that it is not personally subject to the jurisdiction of the Courts for any reason other than the failure to serve; (b) that it or its property is exempt or immune from jurisdiction of any Court or from any legal process issued by the Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by Law, that: (i) such action or proceeding in a Court is brought in an inconvenient forum; (ii) the venue of such action or proceeding is improper; or (iii) this letter agreement, or the subject matter hereof, may not be enforced in or by the Courts. Each of the parties hereto irrevocably consents to the service of process out of the Courts and any appellate court therefrom in any such action or proceeding by the delivery of copies thereof by registered mail, postage prepaid, to it at its address set forth herein, such service of process to be effective upon acknowledgment of receipt of such registered mail.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable Law.

(b)                                 EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(B).

8.                                      Representations and Warranties.  Each Investor hereby represents and warrants that (a) it has the financial capacity to fulfill its Commitment under this letter agreement, and that all funds necessary for such Investor to fulfill its Commitment under this letter agreement will be available to such Investor at the Closing, (b) to the extent (if any) that its governing documents limit the amount it may commit to any one investment, its Commitment hereunder is less than the maximum amount that it is permitted to invest in any one investment pursuant to the terms of such governing documents, (c) it has the requisite power and authority to enter into and deliver this letter agreement and to perform its obligations hereunder, and the performance of such obligations do not contravene, conflict with or result in any violation of any provision of each Investor’s charter, partnership agreement, operating agreement or similar organizational documents or any law, regulation, rule, decree, order, judgment or contractual restriction applicable to or binding on such Investor or its assets and (d) this letter agreement has been duly and validly executed and delivered by the Investor and constitutes the valid and binding agreement of the Investor, enforceable against such Investor in accordance with its terms.

9.                                      Counterparts. This letter may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

Very truly yours,

INVESTORS:

WELSH, CARSON, ANDERSON & STOWE XII, L.P.

By:	/s/ D. Scott Mackesy
Name:	D. Scott Mackesy
Title:	Managing Member

SELECT MEDICAL CORPORATION

By:	/s/ Martin F. Jackson
Name:	Martin F. Jackson
Title:	Executive Vice President and Chief Financial Officer

[Equity Commitment Letter]

Accepted and acknowledged:

BUYER:
MJ ACQUISITION CORPORATION

By:	/s/ Martin F. Jackson
Name:	Martin F. Jackson
Title:	Officer

[Equity Commitment Letter]

Accepted and agreed to (solely in the capacity of an intended third party beneficiary hereto) as of the first date written above.

SELLER:

HUMANA INC.

By:	/s/ Brian A. Kane
Name:	Brian A. Kane
Title:	Senior Vice President & Chief Financial Officer

[Equity Commitment Letter]

Schedule A
Commitments

Investor	Dollar Commitment
Welsh, Carson, Anderson & Stowe XII, L.P.	$214,570,000
Select Medical Corporation	$215,430,000
TOTAL	$430,000,000